SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 11-K

           FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
             AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


(Mark One)
  X   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934 (Fee Required)
        For the Fiscal Year ended December 31, 1993

                              OR

____ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (No Fee Required)
        For the transition period from _____________ to _________________

Commission file number __________________________________________________


                     ORANGE AND ROCKLAND UTILITIES, INC.
                          HOURLY GROUP SAVINGS PLAN
                          (Full title of the plan)

                     ORANGE AND ROCKLAND UTILITIES, INC.
        (Name of issuer of the securities held pursuant to the plan)

                             ONE BLUE HILL PLAZA
                         PEARL RIVER, NEW YORK 10965
                   (Address of principal executive office)

                              TABLE OF CONTENTS



Financial Statements and Schedules                               Page

  Report of Independent Certified Public Accountants.             F-1

  Statements of Net Assets Available for Plan Benefits
   as of December 31, 1993 and 1992.                              F-2

  Statements of Changes in Net Assets Available for Plan
   Benefits for the years ended December 31, 1993 and 1992.       F-4

  Notes to Financial Statements.                                  F-6

  Report of Independent Certified Public Accountants on
   Supplementary Information.                                     F-11

  Schedules of Investments as of December 31, 1993 and 1992.      F-12

  Schedule of Investments - Master Trust Investment Account.      F-14

  Schedule of Transactions or Series of Transactions in
   Excess of 5% of Prior Year's Total Market Value for the
   year ended December 31, 1993.                                  F-15


Exhibit

  24   Consent of Independent Certified Public Accountants
        to incorporation by reference in the Prospectus of Registration Statement No. 33-25358 of their report dated March 25, 1994.

                   FINANCIAL STATEMENTS AND REPORT OF
                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                   ORANGE AND ROCKLAND UTILITIES, INC.
                        HOURLY GROUP SAVINGS PLAN

                       DECEMBER 31, 1993 AND 1992

           REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Orange and Rockland Utilities, Inc.
Retirement Committee


       We have audited the statements of net assets available for plan benefits of the Orange and Rockland Utilities, Inc. Hourly Group Savings Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the two years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Orange and Rockland Utilities, Inc. Hourly Group Savings Plan as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for each of the two years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.


                             GRANT THORNTON

New York, New York
March 25, 1994









                                                        Orange and Rockland Utilities, Inc.
                                                               Hourly Group Savings Plan

                                                STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                                                      December 31, 1993

                                                                         Vanguard/    Vanguard/     Calvert-
                                     Stock      Guaranteed      Loan      Windsor      Morgan         Ariel        Combined
                                      Fund         Fund       Account       Fund      Growth Fund  Growth Fund       Funds
Assets:

  Interest-bearing cash           $   26,217   $         -   $      -   $    4,750   $   3,699    $     2,773    $    37,439

  Loans to participants                    -             -    555,632            -           -              -        555,632

  Value of interest
  in master trust                          -    14,739,740          -            -           -              -     14,739,740

  Common Stock - Orange
  and Rockland Utilities, Inc.     2,606,988             -          -            -           -              -      2,606,988

  Value of interest in registered
  investment companies                     -             -          -    1,349,493     138,170        136,039      1,623,702

  Other assets                        11,998             -          -        7,107       1,115          1,118         21,338
              Total assets         2,645,203    14,739,740    555,632    1,361,350     142,984        139,930     19,584,839


Liabilities:

  Other liabilities                  (12,365)            -          -       (7,106)     (1,114)        (1,118)       (21,703)

              Total liabilities      (12,365)            -          -       (7,106)     (1,114)        (1,118)       (21,703)

              Net assets available
              for plan benefits   $2,632,838   $14,739,740   $555,632   $1,354,244   $ 141,870    $   138,812    $19,563,136

The accompanying notes are an integral part of this financial statement.

                                                                   Orange and Rockland Utilities, Inc.
                                                                          Hourly Group Savings Plan

                                                   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                                                        December 31, 1992

                                                                                  Vanguard/   Vanguard/   Calvert-
                                               Stock      Guaranteed      Loan     Windsor     Morgan       Ariel       Combined
                                                Fund         Fund       Account      Fund     Growth Fund Growth Fund     Funds
Assets:

  Interest-bearing cash                     $   12,650   $         -   $      -   $  4,173   $   2,216   $   1,949    $    20,988

  Loans to participants                              -             -    485,036          -           -           -        485,036

  Value of interest
  in master trust                                    -    12,788,806          -          -           -           -     12,788,806

  Common Stock - Orange
  and Rockland Utilities, Inc.               2,409,421             -          -          -           -           -      2,409,421

  Value of interest in registered
  investment companies                               -             -          -    198,396      69,222      85,530        353,148
              Total assets                   2,422,071    12,788,806    485,036    202,569      71,438      87,479     16,057,399


Liabilities:

  Other liabilities                            (11,061)            -          -     (4,170)     (2,216)     (1,949)       (19,396)

              Total liabilities                (11,061)            -          -     (4,170)     (2,216)     (1,949)       (19,396)

              Net assets available
              for plan benefits             $2,411,010   $12,788,806   $485,036   $198,399   $  69,222   $  85,530    $16,038,003

The accompanying notes are an integral part of this financial statement.

                                                                   Orange and Rockland Utilities, Inc.
                                                                          Hourly Group Savings Plan

                                            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                                                     For the Year Ended December 31, 1993
                                                                                Vanguard/   Vanguard/    Calvert-
                                               Stock     Guaranteed     Loan     Windsor     Morgan        Ariel        Combined
                                                Fund        Fund      Account      Fund     Growth Fund Growth Fund       Funds
Additions:

  Contributions:

     Before-tax                             $  336,565  $ 1,942,592  $      -  $  335,077  $  66,707   $    63,148    $ 2,744,089

Total contributions                            336,565    1,942,592         -     335,077     66,707        63,148      2,744,089

  Earnings on investments:

     Interest on interest-bearing cash             766          169         -         472         80            46          1,533

     Interest on loans to participants               -            -    39,668           -          -             -         39,668

     Interest on master trust                        -      933,284         -           -          -             -        933,284

     Dividend income                           149,798            -         -           -          -             -        149,798

     Gain on sale of assets                     11,701            -         -           -          -             -         11,701

     Unrealized depreciation of assets         (94,382)           -         -           -          -             -        (94,382)

     Gain from registered investment
     companies                                       -            -         -      94,939      8,514        11,884        115,337

Total earnings on investments                   67,883      933,453    39,668      95,411      8,594        11,930      1,156,939


                                               404,448    2,876,045    39,668     430,488     75,301        75,078      3,901,028

Deductions:

Benefit payments to participants               (24,013)    (320,863)   (2,932)          -          -             -       (347,808)

                                               (24,013)    (320,863)   (2,932)          -          -             -       (347,808)

              Increase in net assets           380,435    2,555,182    36,736     430,488     75,301        75,078      3,553,220

              Net transfers to other
              Company plan                     (18,970)       3,870    (8,741)     (3,463)      (311)         (472)       (28,087)

              Fund transfers                  (139,637)    (608,118)   42,601     728,820     (2,342)      (21,324)             -

              Changes in net assets            221,828    1,950,934    70,596   1,155,845     72,648        53,282      3,525,133

              Net assets available for plan
              benefits at beginning of year  2,411,010   12,788,806   485,036     198,399     69,222        85,530     16,038,003

              Net assets available for plan
              benefits at end of year       $2,632,838  $14,739,740  $555,632  $1,354,244  $ 141,870   $   138,812    $19,563,136

The accompanying notes are an integral part of this financial statement.

                                                                     Orange and Rockland Utilities, Inc.
                                                                            Hourly Group Savings Plan

                                            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                                                  For the Year Ended December 31, 1992
                                                                                  Vanguard/   Vanguard/   Calvert-
                                               Stock      Guaranteed      Loan     Windsor     Morgan       Ariel       Combined
                                                Fund         Fund       Account      Fund     Growth Fund Growth Fund     Funds
Additions:

  Contributions:

     Before-tax                             $  307,038   $ 2,107,308   $      -   $ 91,686   $  41,347   $  36,390    $ 2,583,769

     Rollovers                                       -        26,786          -          -           -           -         26,786

Total contributions                            307,038     2,134,094          -     91,686      41,347      36,390      2,610,555

  Earnings on investments:

     Interest on interest-bearing cash             664            98          -        167          52          62          1,043

     Interest on loans to participants               -             -     36,157          -           -           -         36,157

     Interest on unallocated insurance
     contract                                        -       147,189          -          -           -           -        147,189

     Interest on master trust                        -       777,034          -          -           -           -        777,034

     Dividend income                           133,120             -          -          -           -           -        133,120

     Loss on sale of assets                     (3,909)            -          -          -           -           -         (3,909)

     Unrealized appreciation of assets         183,472             -          -          -           -           -        183,472

     Gain from registered investment
     companies                                       -             -          -     15,170       5,036       6,753         26,959

Total earnings on investments                  313,347       924,321     36,157     15,337       5,088       6,815      1,301,065


                                               620,385     3,058,415     36,157    107,023      46,435      43,205      3,911,620

Deductions:

Benefit payments to participants               (72,156)     (465,968)   (33,685)         -           -           -       (571,809)

                                               (72,156)     (465,968)   (33,685)         -           -           -       (571,809)

              Increase in net assets           548,229     2,592,447      2,472    107,023      46,435      43,205      3,339,811

              Net transfers to other
              Company plan                      (6,876)     (137,358)         -          -           -           -       (144,234)

              Fund transfers                  (152,260)     (155,647)   151,419     91,376      22,787      42,325              -

              Changes in net assets            389,093     2,299,442    153,891    198,399      69,222      85,530      3,195,577

              Net assets available for plan
              benefits at beginning of year  2,021,917    10,489,364    331,145          -           -           -     12,842,426

              Net assets available for plan
              benefits at end of year       $2,411,010   $12,788,806   $485,036   $198,399   $  69,222   $  85,530    $16,038,003

The accompanying notes are an integral part of this financial statement.

                      Orange and Rockland Utilities, Inc.
                           Hourly Group Savings Plan

                         NOTES TO FINANCIAL STATEMENTS

                          December 31, 1993 and 1992



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Orange and Rockland Utilities, Inc. Hourly
   Group Savings Plan (the "Plan") have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles as applied to employee benefit plans and in accordance with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA").

The investments in the Orange and Rockland Utilities, Inc. (the "Company") common stock and the registered investment companies are valued at quoted market value. The investments in the Guaranteed Fund are valued at contract value.

NOTE B - DESCRIPTION OF PLAN

The following is a brief description of the Plan and is provided for general information purposes only.

PARTICIPANTS SHOULD REFER TO THE PLAN AND THE PLAN PROSPECTUS FOR MORE
   COMPLETE INFORMATION.

General

The Plan is a qualified defined contribution employee profit-sharing plan, effective January 1, 1986, for eligible collective bargaining unit employees of the Company (the "Participants").

Participating Employees

At December 31, 1993 and 1992, there were approximately 725 and 720
   Participants in the Plan, respectively. The number of Participants in each of the Plan's funds were as follows:


                                   December 31, 1993     December 31, 1992

   Stock Fund                              404                    391
   Equity Funds:
    Vanguard/Windsor Fund                  206                     77
    Vanguard/Morgan Growth Fund             81                     55
    Calvert-Ariel Growth Fund               78                     52
   Guaranteed Fund                         633                    635

The total number of Participants in the Plan is less than the sum of the number of Participants shown above because Participants may participate in more than one fund.



                       Orange and Rockland Utilities, Inc.
                           Hourly Group Savings Plan

                   NOTES TO FINANCIAL STATEMENTS (Continued)

                          December 31, 1993 and 1992

NOTE B (Continued)

Contributions

No contributions to the Plan are made by the Company. Participants may elect to make before-tax contributions in accordance with the terms of the Plan.

Rollover Contributions

Employees may elect to roll over into the Plan any cash received in any distribution from a pension, profit sharing or stock bonus plan meeting the requirements of Section 401(a) of the Internal Revenue Code of 1986, or from any qualifying individual retirement account or annuity. Rollover contributions are invested and otherwise treated in the same manner as other contributions except where otherwise specifically provided in the Plan.

Participant Accounts and Vesting

Separate accounts are maintained for each Participant's interest in the Plan.
   The Participant accounts are at all times fully vested and nonforfeitable.

Withdrawals and Distributions Upon Termination of Employment

A Participant's contributions, and the earnings credited on these contri-butions, in general, may not be withdrawn except in accordance with the terms of the Plan. The taxable portion of such withdrawals may be subject to an excise tax.

Upon termination of employment for any reason, a Participant's account balance, if less than or equal to $3,500, will be distributed to the Participant or designated beneficiary as soon as practicable, unless the Participant elects to defer such distribution in accordance with the terms of the Plan. However, if the value of a Participant's account is greater than $3,500, the Participant's account will not be distributed until the Participant elects in writing to receive such distribution, subject to certain limitations and in accordance with the terms of the Plan.

In addition, the taxable portion of the distribution may be subject to an excise tax.

Administration of Plan

The Plan is administered by the Company's Retirement Committee, whose members are appointed by the Company's Board of Directors. The Plan's investments are held by Mellon Bank, N.A. (the "Trustee") in accordance with the terms of a master trust agreement (the "Trust Agreement") between the Trustee and the Company.

                      Orange and Rockland Utilities, Inc.
                           Hourly Group Savings Plan

                   NOTES TO FINANCIAL STATEMENTS (Continued)

                          December 31, 1993 and 1992
NOTE B (Continued)

Amendment or Discontinuance of Plan

While the Company expects to continue the Plan indefinitely, it reserves the right to amend or terminate the Plan at any time, in whole or in part, provided that no amendment may retroactively reduce the rights of Participants.

NOTE C - INVESTMENT OF FUNDS

All contributions are invested, at the election of the Participant, in one or a combination of funds. The following is a brief description of the funds available:

Stock Fund

Contributions to the Stock Fund are invested exclusively in common stock of the Company purchased by the Trustee on the open market, through the method of purchase and sales which is used by the Trustee in the normal course of its security transactions, or through enrollment in the Company's Dividend Reinvestment and Stock Purchase Plan. The purchase price of such stock includes brokerage commissions and any transfer taxes, if applicable. The Stock Fund is valued at quoted market value.

Guaranteed Fund

Contributions to the Guaranteed Fund are invested primarily in fixed-income assets issued by high-quality insurance companies and banks that have been approved for investment by Morley Capital Management, the investment manager selected to manage the fund by the Retirement Committee in January 1992.

Prior to March 1992, the assets of the Guaranteed Fund consisted of one guaranteed investment contract issued by Connecticut General Life Insurance Company. In March 1992, this contract and a similar contract held by the Orange and Rockland Utilities, Inc. Management Employees' Savings Plan's Guaranteed Fund were placed in a commingled master trust investment account, the Orange and Rockland Savings GIC Trust.

The investment experience of the master trust investment account is allocated monthly based on a weighted average of the account's assets based upon the prior month-end contract value, plus contributions and transfers in and less benefit payments and transfers out for the current month.

At December 31, 1993, the master trust investment account consisted of 12 individual guaranteed investment contracts maturing through May 1998, a pooled fund investment and cash, which were allocated as follows:

   Guaranteed Fund - Management Plan              $20,643,126
   Guaranteed Fund - Hourly Plan                   14,739,740
   Total Master Trust                             $35,382,866

                      Orange and Rockland Utilities, Inc.
                           Hourly Group Savings Plan

                   NOTES TO FINANCIAL STATEMENTS (Continued)

                          December 31, 1993 and 1992


NOTE C (Continued)

The "guarantee" of the Guaranteed Fund relates to the guarantee of an interest rate for specified periods and the return of principal value upon maturity by the issuing insurance companies. The guaranteed investment contracts are included in the financial statements at contract value as reported to the Trust by the insurance companies. Certain guaranteed investment contracts are subject to withdrawal penalties upon a plan termination or contract termination prior to the expiration date of the contract. The amounts remitted to insurance companies for guaranteed investment contracts generally become the assets of these companies, which in turn assume an obligation to fulfill the contract terms. The ultimate ability to repay principal and interest is dependent upon the financial stability of these insurance companies.

Equity Funds

Contributions may be invested in one or more registered investment company mutual funds ("Equity Funds") selected by the Company's Retirement Committee. The following three Equity Funds have been selected:
   Vanguard/Windsor Fund, Vanguard/Morgan Growth Fund and Calvert-Ariel Growth Fund. Vanguard/Windsor and Vanguard/Morgan Growth Funds are members of the Vanguard Group of Investment Companies. Vanguard/Windsor Fund is managed by Wellington Management Company while Vanguard/Morgan Growth Fund is managed by Wellington Management Company, Franklin Portfolio Associates, Inc., Husic Capital Management and Vanguard's Core Management Group. Calvert-Ariel Growth Fund is a member of the Calvert Group of Funds and is managed by Ariel Capital Management. Interests in each Equity Fund are represented by "units" of participation. The quoted market value of a unit is determined by the terms and conditions of each Equity Fund.

NOTE D - LOANS TO PARTICIPANTS

A Participant may obtain a loan under the Plan in a minimum amount of $500 and subject to a maximum amount as provided in the Plan. The interest rate on loans granted prior to October 19, 1989 was the effective interest rate paid on the Guaranteed Fund, on the date the loan was made, plus one percent. The interest rate for loans granted after October 18, 1989 is determined by the Retirement Committee on at least a quarterly basis. The interest rate established for a loan will not be changed during the term of the loan. Each loan will be evidenced by a promissory note payable to the Trustee for the loan amount, including interest, and secured by a lien on the Participant's account. The terms of the loan generally require repayment in not more than five years.

                      Orange and Rockland Utilities, Inc.
                           Hourly Group Savings Plan

                   NOTES TO FINANCIAL STATEMENTS (Continued)

                          December 31, 1993 and 1992



NOTE E - FEDERAL INCOME TAX STATUS

The Company has received a determination letter from the Internal Revenue
   Service, dated April 29, 1988, that the Plan meets the requirements of
   Section 401(a) and 401(k) of the Internal Revenue Code of 1954, as amended (the "Code"), and that the Trust is exempt from federal income tax under Code Section 501(a). The Company will file, as necessary, applications with the Internal Revenue Service, in order to maintain the qualified status of the Plan.

The following is intended only as a brief, general description of the federal income tax consequences to Participants of participation in the Plan. Participants should refer to the prospectus for the Plan and consult a tax advisor to determine the specific federal, state and local tax consequences of participation in the Plan.

      1. A Participant's before-tax contributions are not taxable to the Participant in the year contributed to the Plan; and, therefore, they are taxable to the Participant when distributed or withdrawn from the Plan.

      2. Dividends, interest, profits from sale of securities by the Plan's Trustee, and other investment earnings on contributions are not taxable to the Participant while held in the Plan's Trust; and, therefore, they are taxable to the Participant when withdrawn from the Plan.

      3. Upon withdrawal from the Plan, a Participant will be subject to income taxes on amounts deferred and may be subject to excise taxes on the taxable portion of such withdrawals and distributions. However, the Participant may be eligible for certain favorable tax treatment on such amounts.

NOTE F - EXPENSES OF THE PLAN

The costs of general administration of the Plan and Trustee fees are paid by the Company. The expenses of the investment funds, including management fees of the investment managers of the Equity Funds and the Guaranteed Fund, are deducted from the earnings of those funds.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                         ON SUPPLEMENTARY INFORMATION






Orange and Rockland Utilities, Inc.
  Retirement Committee


   Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole of the Orange and Rockland Utilities, Inc. Hourly Group Savings Plan for each of the two years in the period ended December 31, 1993. The supplementary Schedule of Transactions or Series of Transactions in Excess of 5% of Prior Year's Total Market Value and the Schedules of Investments are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The supplementary schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                GRANT THORNTON


New York, New York
March 25, 1994










                      Orange and Rockland Utilities, Inc.
                           Hourly Group Savings Plan

                            SCHEDULE OF INVESTMENTS

                               December 31, 1993



                                                                      Quoted
                                                                      Market
Common Stock                                              Cost        Value

  Orange and Rockland Utilities, Inc.
    64,172 shares                                     $ 2,169,629  $ 2,606,988


                                                                     Contract
Value of Interest in Master Trust                         Cost         Value

  Orange and Rockland Savings GIC Trust               $14,739,740  $14,739,740


                                                                      Quoted
Value of Interest in Registered                                       Market
Investment Companies                                      Cost        Value

  Vanguard/Windsor Fund
    97,016 mutual fund shares                         $ 1,357,832  $ 1,349,493


  Vanguard/Morgan Growth Fund
    11,505 mutual fund shares                             144,155      138,170

  Calvert-Ariel Growth Fund
    4,506 mutual fund shares                              132,825      136,039

                                                      $ 1,634,812  $ 1,623,702


                                                          Cost      Loan Value

Loans to Participants                                 $   555,632  $   555,632











                      Orange and Rockland Utilities, Inc.
                           Hourly Group Savings Plan

                            SCHEDULE OF INVESTMENTS

                               December 31, 1992





                                                                      Quoted
                                                                      Market
Common Stock                                              Cost        Value

  Orange and Rockland Utilities, Inc.
    57,884 shares                                     $ 1,813,496  $ 2,409,421

                                                                     Contract
Value of Interest in Master Trust                         Cost         Value

  Orange and Rockland Savings GIC Trust               $12,788,806  $12,788,806


                                                                      Quoted
Value of Interest in Registered                                       Market
Investment Companies                                      Cost        Value

  Vanguard/Windsor Fund
    15,573 mutual fund shares                         $   193,535  $   198,396


  Vanguard/Morgan Growth Fund
    5,472 mutual fund shares                               67,625       69,222

  Calvert-Ariel Growth Fund
    2,876 mutual fund shares                               85,095       85,530

                                                      $   346,255  $   353,148


                                                          Cost      Loan Value

Loans to Participants                                 $   485,036  $   485,036










                                                   Orange  and  Rockland  Utilities,  Inc.
                                                          Hourly  Group  Savings  Plan

                                                     SCHEDULE  OF  INVESTMENTS
                                                    MASTER  TRUST  INVESTMENT  ACCOUNT

                                                                 December  31,  1993

                                                                                                         Amount Allocated
                                                                          Orange and Rockland Savings  Guaranteed   Guaranteed
                                                                                 GIC Trust               Fund -       Fund -
                                        Contract   Interest   Maturity                 Contract /      Management     Hourly
Asset Type & Issue                       Number      Rate       Date         Cost      Fair Value         Plan         Plan
        Guaranteed Investment Contracts

Allstate Life Insurance Co.              GA-5367       6.17%    9/30/97  $ 1,078,020  $ 1,078,020     $   628,940  $   449,080
Business Men's Life Assurance Co.           1097       6.05%    5/25/98    1,345,118    1,345,118         784,771      560,347
Connecticut General Life Insurance Co.  IN-15498       8.00%      -       10,033,402   10,033,402       5,853,703    4,179,699
Connecticut General Life Insurance Co.  IN-15608       8.00%      -        7,221,381    7,221,381       4,213,109    3,008,272
John Hancock Life Insurance Co.         GAC-7032       5.23%   12/31/96    2,603,701    2,603,701       1,519,055    1,084,646
Metropolitan Life Insurance Co.        GAC-14401       6.05%   12/01/97      800,769      800,769         467,186      333,583
Nationwide Insurance Group              GAP-6062       7.20%   11/28/96    1,127,716    1,127,716         657,934      469,782
New York Life Insurance Co.             GA-06710       6.48%    8/29/97    2,657,425    2,657,425       1,550,399    1,107,026
Ohio National Life Insurance Co.         GA-5439       7.87%    3/31/97      570,319      570,319         332,736      237,583
Principal Mutual Life Insurance Co.    GA4-2959-1      7.30%    3/31/97    1,130,408    1,130,408         659,504      470,904
Principal Mutual Life Insurance Co.    GA4-2959-2      6.05%    4/23/98    1,051,493    1,051,493         613,464      438,029
Provident Mutual Life Insurance Co.      GR-8194       6.70%    3/31/95      525,037      525,037         306,318      218,719
                                                                          30,144,789   30,144,789      17,587,119   12,557,670

        Pooled Fund Investment

Firstar Institutional Investors GIC Fun       -        6.38%        -      3,481,166    3,481,166       2,030,987    1,450,179


        Cash Equivalent

EB Temporary Investment Fund                  -        3.33%        -      1,756,911    1,756,911       1,025,020      731,891

                                                                         $35,382,866  $35,382,866     $20,643,126  $14,739,740

                                              Orange and Rockland Utilities, Inc.
                                                     Hourly Group Savings Plan

                                                      SCHEDULE  OF
                                                       TRANSACTIONS  OR  SERIES  OF  TRANSACTIONS
                                          IN  EXCESS  OF  5%  OF  PRIOR  YEAR'S  TOTAL  MARKET  VALUE

                                                 Year Ended December 31, 1993

                                             Total Number   Total Number       Total Value   Total Value
        Description of Asset                 of Purchases     of Sales         of Purchases   of Sales
Series of Transactions Attributable to
All Funds (Excluding the Guaranteed Fund):

EB Temporary Investment Fund                      289            202          $ 1,278,154   $1,260,952

Orange and Rockland Utilities, Inc.
Common Stock                                       71             34              594,698      302,844

Calvert-Ariel Growth Fund                          58             20              104,901       66,275

Vanguard/Windsor Fund                              69             17            1,125,371       69,213

Orange and Rockland Participant Loans               9             12              277,756      171,781


Series of Transactions Attributable to
Aggregate Master Trust Investment Account:*

EB Temporary Investment Fund                      113             40           10,513,507    9,386,743

Connecticut General Life Insurance Co.
    -  Pooled Annuity Contract #IN15498             -              1                    -    3,250,000
    -  Pooled Annuity Contract #IN15608             -              1                    -    2,250,000

John Hancock Life Insurance Co.                     1              -            2,500,000            -
    -  Group Annuity Contract #7032

New York Life Insurance Co.
    -  Group Annuity Contract #06710                1              -            2,500,000            -

Deposited at Interest in Mellon Bank                3              3              843,000      843,000




                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 11-K

            FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
              AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

(Mark One)
  X   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934 (Fee Required)
        For the Fiscal Year ended December 31, 1993

                              OR

____ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (No Fee Required)
        For the transition period from _____________ to _________________

Commission file number __________________________________________________


                      ORANGE AND ROCKLAND UTILITIES, INC.
                           HOURLY GROUP SAVINGS PLAN
                           (Full title of the plan)

                      ORANGE AND ROCKLAND UTILITIES, INC.
         (Name of issuer of the securities held pursuant to the plan)

                              ONE BLUE HILL PLAZA
                          PEARL RIVER, NEW YORK 10965
                    (Address of principal executive office)


                                   EXHIBITS
                                 VOLUME 1 OF 1

                              EXHIBIT INDEX


Exhibit
Number


24     Consent of Independent Certified Public Accountants to
        incorporation by reference in the Prospectus of Registration Statement No. 33-25358 of their report dated March 25, 1994.

                          EXHIBIT NO. 24

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 25, 1994, accompanying the financial statements and schedules included in the Annual Report of Orange and Rockland Utilities, Inc. Hourly Group Savings Plan on Form 11-K for the year ended December 31, 1993. We hereby consent to the incorporation by reference of said report in the Prospectus constituting part of Registration Statement No. 33-25358 on Form S-8.



                                              GRANT THORNTON



New York, New York
March 25, 1994